Exhibit 99.3

Email to Avago Employees

TO: Avago Employees

FROM: Hock Tan

SUBJECT: Significant News: Avago to Acquire LSI Corporation

December 16, 2013

Dear Colleagues,

I write to share some exciting news with you. Today, we announced that Avago will acquire LSI Corporation, a San Jose-based company specializing in semiconductor solutions for storage and networking. This highly complementary and compelling acquisition is expected to position Avago as a leader in the enterprise storage market and expand our offerings and capabilities in wired infrastructure. It will also increase our scale and diversify our end markets.

I am pleased to welcome LSI’s talented and dedicated employees to the Avago team. The employees of both organizations will be crucial to our future success and we look forward to investing in both our people and our technologies in order to drive profitable growth. The size and scope of the combined business, which has approximately $5 billion of revenue, will enable us to further build on the rich heritage of innovation at both companies.

Even though we made the announcement today, we will continue to operate as separate companies until the transaction closes, which we expect to happen sometime in the first half of calendar 2014. In the meantime, it remains business as usual and I know that I can count on each of you to maintain your focus on Avago’s customers and operations. If you have questions about today’s announcement please contact your supervisor.

This is an important transaction for both our company and our industry. Consequently, you may be contacted by members of the media, investors or the general public over the coming weeks. It is important we speak with one voice so please forward any inquiries you may receive to investor.relations@avagotech.com.

I invite you to join me for an all-hands conference call at 4:00 PM Pacific Time Monday / 8:00 AM SGT Tuesday, where I will be discussing this exciting news further. If you are unable to join us for the call, a recording will be available on our employee intranet.

We should all be proud of our accomplishments over the past several years which made this acquisition possible. This news will position our company well for the future. Thank you for your continued hard work and your unwavering dedication to Avago.

Regards,

/s/ Hock Tan
Hock Tan

President, Chief Executive Officer

Additional Information and Where to Find It; Participants in Solicitation

This communication is being made in respect of the proposed transaction involving LSI Corporation (“LSI”) and Avago Technologies Limited (“Avago”). The proposed transaction will be submitted to the stockholders of LSI for their consideration. In connection with the proposed transaction, LSI will prepare a proxy statement to be filed with the SEC. LSI and Avago also plan to file with the SEC other documents regarding the proposed transaction. LSI’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of LSI. Investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) filed with the SEC from the SEC’s website at http://www.sec.gov. Investors will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by going to www.lsiproxy.com, by writing to LSI Corporation, 1110 American Parkway NE, Allentown, PA 18109, Attn: Response Center, or by calling 1 (800) 372-2447.

LSI and Avago and their respective directors, executive officers may be deemed to be participants in the solicitation of proxies from LSI’s stockholders with respect to the meeting of stockholders that will be held to consider the proposed Merger. Information regarding LSI’s directors and executive officers is contained in LSI’s Annual Report on Form 10-K for the year ended December 31, 2012, the proxy statement for LSI’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2013, and subsequent filings which LSI has made with the SEC. Information regarding Avago’s directors and executive officers is contained in Avago’s Annual Report on Form 10-K for the year ended October 28, 2012, the proxy statement for the Avago’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on February 20, 2013, and subsequent filings which Avago has made with the SEC. Investors may obtain additional information regarding the interests of LSI and its directors and executive officers in the proposed Merger, which may be different than those of LSI’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger, when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

###

2